AIRCRAFT SALE AGREEMENT (15129)

Dated as of December 5, 2014

between

Adria Airways d.d.

as

Seller

and

AeroCentury Corp.

as

Purchaser

in respect of

One Bombardier CRJ900LR

Serial Number 15129

Bearing Slovenian Registration S5-AAL

THIS AIRCRAFT SALE AGREEMENT (15129) is made as of December 5, 2014 between

(1)
Adria Airways d.d., a corporation incorporated under the laws of Slovenia and having its principal place of business at Zg. Brnik 130h, SI-4210 Brnik - Aerodrom, Slovenia, VAT No SI51049406, Company No. 5156505 (“ADRIA”); and

(2)
AeroCentury Corp., a corporation incorporated under the laws of the State of Delaware, United States and having its principal place of business at 1440 Chapin Ave, Suite 310, Burlingame, California 94010, USA ("ACY").

R E C I T A L S

ADRIA has agreed to sell, and ACY has agreed to purchase, the Aircraft on the terms and conditions set out below, and will simultaneously enter into a lease for the Aircraft to commence upon delivery of the Aircraft hereunder;

ADRIA shall at all times remain in sole physical possession of the Aircraft in accordance with the Lease, notwithstanding transfer of title from ADRIA to ACY hereunder.

NOW IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1	In this Agreement capitalized terms shall have the following meanings unless the context requires otherwise:

“Acceptance Certificate” means the Aircraft Acceptance Certificate executed by ADRIA at commencement of the Lease indicating acceptance of delivery by ADRIA, as lessee under the Lease, of the Aircraft.

"Aircraft" means the Bombardier CRJ900LR Aircraft SN 15129, and includes the Engines, Parts and any other items of equipment installed in, or furnished with, the Aircraft at Delivery (as defined below), as described in Schedule 1 and, where the context permits, references to the Aircraft shall include the Aircraft Documents;

"Aircraft Documents" has the meaning given to it in the Lease and all records, manuals and documentation relating to the Aircraft, whether in the possession of Lessee or Lessor;

"Bill of Sale" means a bill of sale from the ADRIA to ACY substantially in the form of Exhibit A;

"Business Day" means a day, other than a Saturday or a Sunday, on which banks are open for business in New York, New York, San Francisco, California and Ljubljana, Slovenia;

“Cape Town Convention” means, collectively, the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on matters specific to Aircraft Equipment dated 16 November 2001;

"Default" has the meaning given to it in the Lease;

"Delivery" means the time at which ACY shall obtain title to the Aircraft from ADRIA by operation of law in accordance with this Agreement, which shall be simultaneous with the delivery of the Aircraft by ACY, as lessor, to ADRIA, as lessee, under the Lease;

"Delivery Date" means the date on which Delivery shall occur;

"Delivery Location" means a location as agreed between ADRIA and ACY in accordance with Clause 9;

"Deposit" has the meaning given to it in the Lease;

"Dollars" and "US$" means the lawful currency for the time being of the United States of America;

"Engines" means the engines described in Schedule 1;

"Expected Delivery Date" means on or about December 10, 2014.

“Financing Party” means any lender that is granted a security interest in the Aircraft to secure the obligations of the “Lessor” under the Lease to Financing Party;

"Governmental Entity" includes (i) any national government, political sub-division thereof or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court or agency thereof, however constituted; and (iii) any association, organisation or institution of which any thereof is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant;

"International Interest" has the meaning set forth in the Cape Town Convention;

“International Registry” means the international registry established pursuant to the Cape Town Convention;

"Law" includes (i) any statute, decree, constitution, regulation, order or other directive of any Governmental Entity; (ii) any treaty, pact, compact or other agreement to which any Governmental Entity is a signatory or party; (iii) any judicial or administrative decision, interpretation or application of any thereof; and (iv) any amendment or revision of any of the foregoing;

"Lease" means the Aircraft Lease Agreement (SN 15129) dated the same date hereof for the Aircraft, between ACY, as Lessor, and ADRIA, as Lessee, as amended to date;

"Lessee" means ADRIA, in its capacity as lessee under the Lease;

"Lessor" means ACY, in its capacity as lessor under the Lease;

"Lessor Lien" has the meaning given to it in the Lease;

“Liens" means any mortgage, charge, lien, pledge, encumbrance, hypothecation, lease, sublease, security interest, judgment, writ, order, national or international interest, or right of possession of any kind whatsoever, however and wherever created or arising and whether or not consensual (including any arrangement or agreement to give or effect any of the foregoing and any conditional sale or other title retention agreement);

"Maintenance Reserves" has the meaning given to it in the Lease;

"Material Damage" means damage to the Aircraft, the cost of repair of which shall, in the reasonable opinion of the Vendor (as defined in Clause 4.3 below) exceed US$50,000;

"Other Aircraft" means the Bombardier CRJ900LR Aircraft SN 15128;

"Parts" has the meaning given to it in the Lease;

"Permitted Lien" has the meaning given to it under the Lease;

"Purchase Price" means US$13,850,000.

"Purchaser Indemnitees" means ACY and JetFleet Management Corp. and each of ACY’s Financing Parties, and including any of their respective affiliates, successors and permitted assigns, directors, officers, servants, and employees;

"Rent" has the meaning given to it in the Lease;

"Taxes" means any and all present and future sales, use, personal property, customs, ad valorem, value added, consumption, turnover, stamp, interest equalisation, or other similar taxes, fees, withholdings, imposts, duties, deductions, levies or other charges of any nature together with any penalties, fines or interest thereon, imposed, levied or assessed by, or otherwise payable to, any Government Entity; provided that “Taxes” shall not include taxes based on the net income of any person or entity or franchise or similar taxes payable by such person or entity.

"Event of Loss" has the meaning given to it in the Lease;

"Transaction Documents" means this Agreement, the Lease, the Bill of Sale and all notices, consents, confirmations and certificates and other documents related thereto and, in relation to a particular person, means such documents as that party has executed or is to execute; and

“Vendor” has the meaning given to it in Clause 4.3.

1.2	(a) Clause headings are for ease of reference only.

(b)
References in this Agreement to Clauses, paragraphs or Schedules or Exhbits, unless otherwise specified, are to be construed as references to clauses, paragraphs of and Schedules or Exhibits to this Agreement.

(c)
References in this Agreement to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefore and all regulations relating thereto, issued or promulgated by a Government Entity.

(d)	References in this Agreement to "relevant statutory provision" shall include references to any provision of the Laws of any jurisdiction that may from time to time be applicable.

(e)
References in this Agreement to any agreement, document or instrument, except in clause 7.2 hereof, shall include such agreement, document or instrument as the same may from time to time be varied, amended, supplemented, novated or substituted.

(f)
References in this Agreement to the word "person" or "persons" include, without limitation, individuals, firms, corporations, government agencies, authorities and other bodies, incorporated or unincorporated and whether having distinct legal personality or not.

(g)	References in this Agreement to any party hereto or any person include references to any successor or permitted assign of such party or person.

(h)
References in this Agreement to the Aircraft include Parts of the Aircraft, and, where the context so admits, any of the Aircraft Documents; and references to Parts of the Aircraft include Parts of any Engine.

(i)	Unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa.

(j)	Reference in this Agreement to the word "written" or "in writing" shall include any means of visible reproduction.

2.	Sale and Purchase

2.1	ADRIA agrees to sell to ACY, and ACY agrees to purchase from ADRIA, the Aircraft for the Purchase Price at the Delivery Location on the terms and conditions contained herein.

3.	Payments

3.1	The Purchase Price for the Aircraft shall be paid by ACY to ADRIA to the following bank account of ADRIA:

Pay to :

Bank:
Address:
ABA#:
SWIFT code:
Account name:
Account #:

or such other bank account as ADRIA may advise in writing.

All payments hereunder shall be made in Dollars and in immediately available funds so that the recipient receives credit for the full amount of such payment on the due date.

4.	Delivery and Acceptance

4.1
For the avoidance of doubt, if Delivery does not occur within ten (10) days after the Expected Delivery Date (and the parties have not agreed to amend such date to a later date) each party shall have the right and option to terminate this Agreement upon written notice to the other, and thereafter, this Agreement shall terminate and neither party shall have any further rights or obligations hereunder other than survival of the parties' respective obligations under Clause 13 hereof.

4.2
If the Aircraft, prior to the sale and Delivery thereof to ACY, suffers an Event of Loss, ADRIA shall notify ACY thereof as soon as practicable. After receipt of such notice to ACY, this Agreement shall terminate and thereafter, neither party shall have any further rights or obligations (other than the parties’ respective obligations under Clause13) hereunder.

4.3
If, prior to Delivery, the Aircraft suffers any damage for which the costs of the repair exceeds $50,000, ADRIA will notify ACY thereof as soon as practicable and ACY may request the immediate evaluation of such damage, at ACY’s sole cost and expense, by a vendor selected by ACY that is acceptable to ADRIA (the “Vendor”) in order to determine whether or not Material Damage to the Aircraft has occurred. If it is determined by the Vendor that Material Damage has occurred, ACY shall have the right to either proceed with sale and delivery hereunder, or, notify ADRIA of ACY’s termination of this Agreement, and upon receipt of ACY’s termination notice, this Agreement shall terminate and thereafter, neither party shall have any further rights or obligations  (other than the parties’ respective obligations under Clause 13) hereunder. If the damage is determined not to be Material Damage, notwithstanding such damage, ACY will accept and purchase the Aircraft in accordance with the terms hereunder, provided that ADRIA agrees to accept delivery of the Aircraft under the Lease in such state and undertakes to immediately repair such damage after Delivery at ADRIA’s cost and expense.

4.4
ADRIA shall not be liable for or be deemed to be in breach of this Agreement in respect of any delay or failure in tendering the Aircraft on the Expected Delivery Date if such delay or failure results from any occurrence that is beyond the reasonable control of ADRIA.

4.5
On the Delivery Date, subject to satisfaction or explicit waiver of the conditions precedent set out in Clauses 5 and 6, ACY shall pay to ADRIA the Purchase Price and upon receipt by ADRIA of the Purchase Price, ADRIA and ACY shall execute and deliver to the other party, the Bill of Sale and the Lessee shall accept delivery of the Aircraft under the Lease.

4.6
As between ADRIA and ACY, the risk of loss of, or damage to, the Aircraft shall pass from ADRIA to ACY upon delivery of the Bill of Sale by ADRIA to ACY, and then immediately pass back to ADRIA at the simultaneous commencement of the Lease.

4.7
Subsequent to execution of this Agreement, ACY shall be entitled to an inspection of the Aircraft and all records of maintenance, overhaul and repair and all manuals and maintenance program with respect to the Aircraft which shall be made available to ACY for inspection, on a date to be agreed between ADRIA and ACY, but in no event later than 15 Busines Days after such execution, and conducted and completed by ACY, at ACY’s sole risk and expense, (the "Delivery Inspection"). Upon ACY’s written request, ADRIA shall provide copies of any of such records, at ADRIA’s expense.

4.8
The Aircraft to be sold hereunder shall be delivered to ACY "AS IS WHERE IS WITH ALL FAULTS" at the Delivery Location and SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN CLAUSE 10; provided, however, that the Aircraft shall be in airworthy condition, in compliance with mandatory requirements of the Slovenian Aviation Authority (“CAA”) and the respective manufacturers of the parts and components thereof, including, without limitation, the airframe included in the Aircraft and Engines, and, with respect to the installed Engines, shall be eligible for continuation on the MTU Engine Maintenance Contract. Subject to the foregoing provisions of Clause 4 and the due fulfilment or explicit waiver of all the conditions precedent referred to in Clauses 5 and 6, ACY shall unconditionally accept the Aircraft for all purposes hereunder at Delivery in the condition in which it exists at Delivery and shall execute and deliver to ADRIA the countersigned Bill of Sale. Acceptance of the Aircraft by ACY at Delivery and execution by ACY of the Bill of Sale shall constitute an acknowledgement by ACY that the Aircraft is in the condition required by the provisions of this Agreement.

4.9	(a)	Seller’s Deliveries at Closing. Subject to the terms and conditions hereof, at the time of Closing, ADRIA shall deliver the following documents to ACY:

(i)	the Bill of Sale for the Aircraft, duly executed by ADRIA;

(ii)	the Cross Receipt and Acceptance Certificate with respect to the Aircraft in the form of Exhibit B, duly executed by ADRIA;

(iii)	the Lease, together with all documents required to be executed and delivered to ACY thereunder and hereunder, all, as applicable, duly executed by ADRIA;

(iv)
such other instruments, certificates, opinions, and documents that, in the reasonable opinion of ACY, the Financing Party, or their respective counsel, need to be executed and delivered by ADRIA on or before the Closing Date in order to consummate the transactions contemplated hereby and meet the conditions set forth in Section 6, as applicable;

(v)           if  requested by ACY, summary maintenance status reports for the Aircraft; and

(vi)
the aircraft sale agreement and lease agreement, each in form mutually acceptable to ACY and ADRIA, covering ADRIA’s sale of the Other Aircraft to ACY, and the lease back to ADRIA, duly executed by ADRIA.

(b)	Purchaser’s Deliveries at Closing. Subject to the terms and conditions hereof, at the time of Closing, ACY shall deliver the following to ADRIA:

(i) the Purchase Price for the Aircraft in the amount specified in Section 3 hereof in the manner specified thereby;

(ii) Cross Receipt and Acceptance Certificate in respect to the Aircraft in the form of Exhibit B, duly executed by ACY;

(iii) the Lease, together with all documents required to be executed and delivered to ADRIA thereunder, all duly executed by ACY;

(iv) such other instruments, certificates, opinions, and documents, which, in the reasonable opinion of ADRIA, to be executed and delivered in order to consummate the transactions contemplated hereby and meet the conditions set forth in Section 6, as applicable; and

(v)  the aircraft sale agreement and lease agreement, each in form mutually acceptable to ACY and ADRIA, covering ADRIA’s sale of the Other Aircraft to ACY, and the lease back to ADRIA, duly executed by ACY.

5.	Conditions Precedent - ADRIA

5.1	ADRIA’s obligation to sell the Aircraft hereunder is subject to the following express conditions precedent on the Delivery Date:

(a)	receipt by ADRIA of the Purchase Price, as provided for in Clause 3.1;

(b)	receipt by ADRIA of a copy certified by an officer of ACY to be a true, complete and up-to-date copy of the constitutive documents of ACY;

(c)
receipt by ADRIA of a copy certified by an officer of ACY, to be a true, complete and up-to-date copy of resolutions of the board of directors (or other appropriate governing body) of ACY, which are in full force and effect and not amended or rescinded:

(i)	approving the terms of, and the transactions contemplated by the Transaction Documents; and

(ii)	authorising a specified person or persons to sign and deliver on behalf of ACY, the Transaction Documents and any notices or other documents to be given or entered into pursuant thereto; and

(iii)	a specimen signature of each such person;

(d)
the representations and warranties of ACY in Clause 8 of this Agreement being true and correct on the Delivery Date as though such representations and warranties have been made as of the Delivery Date;

(e)	ACY having complied with its material obligations under the Transaction Documents required to have been performed at or before Delivery;

(f)
no change having occurred after the date of this Agreement in any applicable law which would make it illegal for ADRIA to perform any of its obligations under this Agreement (and any other documents or agreements to be entered into pursuant hereto), provided that if any such change has occurred, the parties shall use all reasonable cooperative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality;

(g)	execution of the Lease by ACY;

(h)	no Event of Loss or Material Damage shall have occurred, subject to the provisions of Clause 4.3;

(i)	transaction set forth hereunder reasonably satisfactory by ADRIA; and

(j)
no action, suits or proceedings or any governmental action shall have been instituted or be threatened before any court or before or by any Governmental Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Entity, as of the Delivery Date, questioning the validity or legality of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or the ability of the parties hereto to consummate the transactions contemplated hereby or thereby.

5.2	The conditions precedent in Clause 5.1 are for ADRIA’s benefit and may be waived in writing, in whole or in part by ADRIA.

6.	Conditions Precedent - ACY

6.1	ACY’s obligation to purchase the Aircraft hereunder is subject to the following express conditions precedent on the Delivery Date:

(a)	receipt by ACY of a copy certified by an officer of ADRIA to be a true, complete and up-to-date copy of the constitutive documents of ADRIA;

(b)
a copy certified by an officer of ADRIA, to be a true, complete and up-to-date copy of resolutions of the board of directors (or other appropriate governing body) of ADRIA, which are in full force and effect and not amended or rescinded:

(i)	approving the terms of, and the transactions contemplated by the Transaction Documents; and

(ii)	authorising a specified person or persons to sign and deliver on behalf of ADRIA, the Transaction Documents and any notices or other documents to be given or entered into pursuant thereto, and

(iii)	a specimen signature of each such person;

(c)
the representations and warranties of ADRIA in Clause 7 of this Agreement shall be true and complete on the Delivery Date (and if given prior to the Delivery Date, being true and complete as though such representations and warranties have been made as of the Delivery Date);

(d)	ADRIA shall have complied with its material obligations under the Transaction Documents required to have been performed at or before Delivery;

(e)	ADRIA shall have delivered the originally signed Lease, and all of the other Transaction Documents, in originally-signed form, to ACY;

(f)	receipt by ACY of the conditions precedent set out in Section 3 of the Lease;

(g)
ACY and the Financing Party shall have received an opinion of ACY’s local Slovenia counsel covering such matters as ACY shall reasonably request, including, without limitation, absence of liens, claims, charges, or encumbrances affecting the Aircraft at the time of Closing, the conveyance by ADRIA to ACY of full, valid, good and marketable title to the Aircraft, free and clear of all liens, claims, charges, and encumbrances, the due authorization and enforceability of the Transaction Documents, the filing of registration and recording of all pertinent Transaction Documents and Agreements under Slovenia law, (including with the CAA), as are contemplated by the Transaction Documents and covering such other matters as ACY and the Financing Party deem relevant to the closing of the sale, purchase, lease, and finance of the Aircraft hereunder;

(h)
ACY shall have received reasonably satisfactory evidence of the absence of any liens or encumbrances (recorded or otherwise) (“Liens”) affecting or pertaining to the Aircraft, ADRIA’s title, and/or ADRIA’s ability to transfer good and marketable title to the Aircraft at Closing, free and clear of any Liens whatsoever.   If any lender or secured party to ADRIA shall have or claim any such Lien, then ACY and the Financing Party shall have received reasonably satisfactory evidence of the due and prompt release of any lien, claim, or encumbrance of any lender or secured party to ADRIA upon payment of the Purchase Price under this Sale Agreement to such lender or secured party;

(i)
no change having occurred after the date of this Agreement in any applicable law which would make it illegal for ACY to perform any of its obligations under this Agreement (and any other documents or agreements to be entered into pursuant hereto), provided that if any such change has occurred the parties shall use all reasonable co-operative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality;

(j)	receipt by ACY of the Acceptance Certificate duly executed by the Lessee pursuant to the Lease;

(k)	receipt by ACY of tax and enforceability opinions from its own counsel in respect of the Transaction Documents and the transactions contemplated thereby, in each case, reasonably satisfactory to ACY;

(l)	subject to Clause 4.3, no Event of Loss or Material Damage having occurred;

(m)
no action, suits or proceedings or any governmental action shall have been instituted or be threatened before any court or before or by any governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency, as of the Delivery Date, questioning the validity or legality of this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby or the ability of the parties hereto to consummate the transactions contemplated hereby or thereby;

(n)
In the event that Slovenia becomes a member state of the Cape Town convention prior to Delivery, ADRIA shall have established a valid and subsisting account with the International Registry as a transacting user entity and have appointed an administrator and have consented to the appointment of a professional user reasonably acceptable to ACY and shall consent to the registration of the sale on the International Registry; and

(o)	ACY shall have received originally signed bills of sale (from date of manufacture and first sale through any intermediate owners, through ADRIA) evidencing ADRIA's title to the Aircraft.

6.2	The conditions precedent specified in Clause 6.1 are for ACY’s benefit and may be waived in writing, in whole or in part by ACY.

7.	Representations and Warranties of ADRIA

7.1
ADRIA hereby represents and warrants, all such representations and warranties being continuing, to ACY, in each case in relation to itself only and in relation to the Transaction Documents to which it is a party only, that:

(a)
it is a corporation duly organised and legally existing under the laws of Slovenia, and has the power and authority to carry on its business as presently conducted and to perform its obligations under, and execute and deliver, each of the Transaction Documents and each of the Transaction Documents has been duly authorised by all necessary corporate action on its part, and does not require any approval, direct or indirect, of its shareholder(s) or any approval or consent of any trustee or holder or holders of any of its indebtedness (or if such approval is required, such approval has been obtained);

(b)
each of the Transaction Documents has been duly entered into and delivered by it and upon due authorisation, execution and delivery by the other parties thereto will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium or other similar laws affecting creditors’ rights generally,  or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

(c)
neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby, nor the compliance by it with any of the terms and provisions thereof will contravene any law applicable to it or any order, writ, injunction or decree of any court or governmental agency or instrumentality binding on it or result in any breach of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Aircraft under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter or by-laws, or other agreement, instrument or other undertaking to which it is a party or by which it or its properties or assets may be bound or affected;

(d)
the execution, delivery and performance by it of the Transaction Documents and any of the transactions contemplated thereby do not require any consent, approval, order, or authorisation of, or registration with, or the giving of prior notice to, any Governmental Entity having jurisdiction with respect to the execution, delivery and performance by it of the Transaction Documents or the validity and enforceability thereof or the satisfaction of all monetary and other obligations thereunder;

(e)
it is subject to private commercial law and suit under the laws of its jurisdiction of incorporation, it is not entitled to sovereign immunity under the laws of its jurisdiction of incorporation, and neither it nor its properties or assets have any right of immunity from suit or execution on the grounds of sovereignty in its jurisdiction of incorporation;

(f)
no provision of the Transaction Documents is prohibited, unlawful or unenforceable under the laws of its jurisdiction of incorporation except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium or other similar laws affecting creditors’ rights generally, or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

(g)
there is no investigation by any Governmental Entity or any action, suit, proceeding, or claim pending or, to its knowledge, threatened against it with respect to the Aircraft or any of the Transaction Documents which, if adversely determined, would be likely to have a material adverse effect on its ability to comply with its obligations under any of the Transaction Documents, and it knows of no basis or ground for any such investigation, action, suit, proceeding or claim;

(h)
there is no outstanding order, lien, levy, distraint, writ, injunction or decree of any court, government or Governmental Entity against or affecting it directly relating to the Aircraft or any of the Transaction Documents which is likely to have a material adverse effect on its ability to perform its obligations under any of the Transaction Documents;

(i)	at Delivery, ADRIA shall be the sole legal and beneficial owner of the Aircraft and shall have good and marketable title to the Aircraft free and clear of any Liens;

(j)
ADRIA has imported the Aircraft into Slovenia on definitive (and not on a temporary basis) and at the time of import paid all customs and import duties in connection with such import, enforceable at the time of import.

7.2
As regards any of the Transaction Documents which have not been executed and delivered on the date of this Agreement, the representations and warranties set out in Clause 7.1 shall apply with respect thereto once they have been executed and delivered.

8.	Representations and Warranties of ACY

8.1
ACY represents and warrants, all such representations and warranties being continuing, to ADRIA, in each case in relation to itself only and in relation to the Transaction Documents to which it is a party only, that:

(a)
ACY is a corporation duly organised and legally existing under the laws of Delaware, United States of America and has the power and authority to carry on its business as presently conducted and to perform its obligations under and execute and deliver each of the Transaction Documents and each of the Transaction Documents  has been duly authorised by all necessary corporate action on its part, and do not require any approval, direct or indirect, of its shareholders or any approval or consent of any trustee or holder or holders of any of its indebtedness (or if such approval is required, such approval has been obtained);

(b)
each of the Transaction Documents  has been duly entered into and delivered by it and upon due authorisation, execution and delivery by the other parties thereto will constitute its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium or other similar laws affecting creditors’ rights generally, or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

(c)
neither the execution and delivery of the Transaction Documents nor the consummation of the transactions as contemplated thereby, nor compliance by  it with any of the terms and provisions thereof will contravene any law applicable  to it or any order, writ, injunction or decree of any court or governmental agency or instrumentality binding on it or result in any breach of, or constitute a default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter or by-laws or other agreement, instrument or other undertaking to which it is a party or by which it or its properties or assets may be bound or affected;

(d)
the execution, delivery and performance by it of the Transaction Documents  and any of the transactions contemplated thereby do not require any consent, approval, order or authorisation of, or registration with, or the giving of prior notice to any Governmental Entity having jurisdiction with respect to the execution, delivery and performance by it of the Transaction Documents or the validity and enforceability thereof or the satisfaction of all monetary and other obligations thereunder;

(e)
it is subject to private commercial law and suit under the laws of the jurisdiction of its incorporation, it is not entitled to sovereign immunity under the laws of the jurisdiction of its incorporation and neither it nor its properties or assets have the right of immunity from suit or execution on the grounds of sovereignty in the jurisdiction of its incorporation;

(f)
no provision of the Transaction Documents is prohibited, unlawful or unenforceable under the laws of the jurisdiction of its incorporation except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganisation, moratorium or other similar laws affecting creditors’ rights generally, or by equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

(g)
there is no investigation by any Governmental Entity or any action, suit, proceeding, or claim pending or, to its knowledge, threatened against it with respect to the Aircraft or any of the Transaction Documents  which, if adversely determined, would be likely to have a material adverse effect on its ability to comply with its obligations under any of the Transaction Documents, and it knows of no basis or ground for any such investigation, action, suit, proceeding or claim; and

(h)
there is no outstanding order, writ, injunction or decree of any court, government or Governmental Entity against or affecting it directly relating to the Aircraft or any of the Transaction Documents  which is likely to have a material adverse effect on its ability to perform its obligations under any of the Transaction Documents.

8.2
As regards any of the Transaction Documents which have not been executed and delivered on the date of this Agreement, the representations and warranties set out in Clause 8.1 shall apply with respect thereto once they have been executed and delivered.

9.	Delivery Location

The Delivery Location for the Aircraft shall be Ljubljana Airport, Slovenia, or such other location selected by mutual agreement in order to reduce tax liability that arises due to the location of the deliveries under the Sale Agreement and/or Lease.

10.	Warranties and Disclaimers

10.1
THE AIRCRAFT WILL BE DELIVERED IN "AS IS-WHERE IS WITH ALL FAULTS” CONDITION. ADRIA MAKES NO WARRANTIES, GUARANTEES OR REPRESENTATIONS (EXCEPT AS STATED IN CLAUSE 7 OF THIS AGREEMENT AND IN THE BILL OF SALE WITH RESPECT TO GOOD TITLE, WHICH EXCEPTION APPLIES TO THE ENTIRETY HEREOF) NOR UNDERTAKES ANY OBLIGATION OR LIABILITY, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, IN EACH CASE WITH RESPECT TO THE AIRCRAFT INCLUDING BUT NOT LIMITED TO (1) ANY IMPLIED WARRANTY (A) AS TO THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, VALUE, CONDITION, DESIGN, USE OR OPERATION OF THE AIRCRAFT OR (B) ARISING FROM ANY PART PERFORMANCE, COURSE OF DEALING, USAGE OR TRADE OR OTHERWISE,  (2) ANY SUCH OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, AND (3) ANY SUCH OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, (A) FOR ANY LIABILITY OF ANY LESSEE OR ANY LESSOR TO ANY THIRD PARTY, (B) FOR ANY LIABILITY OF ACY TO ANY THIRD PARTY, OR (C) FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES; AND ALL SUCH WARRANTIES, GUARANTEES, REPRESENTATIONS, OBLIGATIONS, LIABILITIES, RIGHTS, CLAIMS OR REMEDIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.

EXCEPT AS EXPRESSLY PROVIDED IN THE TRANSACTION DOCUMENTS, NEITHER ADRIA NOR ACY SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY OBLIGATIONS OR LIABILITIES OF THE OTHER PARTY TO ANY THIRD PARTY.

11.	Additional Covenants and Agreements of ADRIA and ACY

11.1
Effective at Closing, ADRIA shall and does hereby assign, transfer and set over to ACY, any and all warranties, service life policies, product support agreements and guaranties of manufacturers and maintenance, supply and overhaul repair facilities pertaining to the Aircraft, and any and all equipment associate therewith, if and to the full extent the same are assignable and transferable. Upon request of ACY, ADRIA shall give ACY all assistance in enforcing the rights of ACY (in the name of ADRIA or otherwise) arising under such warranties.

11.2
ADRIA shall be responsible for and shall indemnify, defend and hold ACY and its directors, servants, employees, successors and permitted assigns, harmless, on demand, and on an after-Tax basis, from and against all Taxes assessed by any governmental entity, agency, or instrumentality of any country, excluding the United States, whether state or federal, imposed or assessed on or with respect to the sale or purchase of the Aircraft, whether imposed on ACY, as purchaser or Lessor of the Aircraft, or ADRIA, as seller or Lessee of the Aircraft,  or the Aircraft, itself.

11.3
ADRIA shall, within 30 days after the purchase and sale of the Aircraft, provide to ACY evidence that it has either (i) paid all VAT due to the Slovenia VAT taxing authority arising from ADRIA’s sale of the Aircraft; or (ii) received a written confirmation from the Slovenia VAT taxing authority that VAT will not be assessed on the sale of the Aircraft from ADRIA to ACY.

12.	Assignment/Transfer

No party shall assign, transfer or otherwise convey this Agreement, or all or any part of its rights or obligations hereunder to any person without the prior written consent of the other party hereto.

13.	Confidentiality

The terms and conditions of this Agreement are to be kept confidential by ADRIA and ACY and each party acknowledges that this Agreement contains commercially sensitive information (collectively, the “Confidential Information”) and agrees that such Confidential Information will not be disclosed by it without the prior written permission of each other party except to: (i) any permitted assignee or transferee of ACY or ADRIA, provided such assignee agrees to be bound by the terms of this or other substantially similar confidentiality clause, (ii) the extent necessary in connection with the enforcement of ADRIA’s or ACY’s rights or obligations hereunder, (iii) the extent disclosure may be required by applicable law or legal process; (iv) the potential financiers of ACY and ADRIA’s existing financiers, provided such potential or existing financiers agree to be bound  by the terms of this or substantially similar confidentiality clause and (v) each party’s respective boards of directors, employees, auditors, management companies and legal or technical advisors, in which case, the disclosing party shall cause such person to agree to be bound by the terms of this or substantially similar confidentiality clause.

14.	Miscellaneous

14.1
This Agreement constitutes the entire agreement between the parties and supersedes all previous statements, representations and agreements between the parties relating to the subject matter of this Agreement.

14.2
No delay or omission by any party in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or be construed as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by Law.

14.3	No amendment to this Agreement, including but not limited to this Clause 14.3, shall be effective unless in writing and duly signed by all parties hereto.

14.4
If at any time any one or more of the provisions in this Agreement is or becomes invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby.

14.5
Each party shall pay its own legal and professional costs and expenses in respect of the negotiation, documentation and closing of the transactions contemplated by this Agreement, including, inter alia, ACY paying its own costs and expenses associated with the inspection of the Aircraft.

14.6	Costs in connection with the registration of the mortgage of ACY’s financier on the Aircraft on the Slovenia registry shall be for the account of ACY.

14.7
Each party undertakes to reasonably cooperate with the other to execute and deliver any and all such other documents as may be reasonably requested by the other party in order to effectuate the intent, purposes and terms of this Agreement.

15.	Notices

15.1
Any notice or other communication to be given under or for the purposes of this Agreement shall be in writing and shall be treated as properly served or given if hand delivered or sent by international courier, registered post or legible facsimile to the relevant person at the following address or facsimile number (or such other address or facsimile number as that person may by notice designate in writing from time to time to the person giving the notice);

Seller:	Adria Airways d.d.
Address:	Zg. Brnik 130h
SI-4210 Brnik - Aerodrom
Slovenia
Telephone:	+386 4 259 4500
Facsimile No:                         +386 4 259 4573

E-Mail:
Attention:                         Mrs Alenka Klemen

ACY:                            AeroCentury Corp.
Address:                         1440 Chapin Ave, Suite 310
Burlingame, California 94010, USA
Telephone:	+1 650 340 1880
Facsimile No:	+1 650 696 3929
Attention:	Mr. Neal D. Crispin, President

15.2
Any notice or other communication shall be deemed to have been received by the recipient in the case of a letter which is hand delivered, when actually delivered and, in the case of a letter which is sent by registered post, on the third day after posting (or on actual receipt, if earlier).

15.3
All communications and documents delivered pursuant to or otherwise relating to this Agreement shall either be in English or accompanied by a certified English translation prepared by a competent translator.

16.	Governing Law and Jurisdiction

16.1	This Agreement is governed by and shall be construed in accordance with the laws of the England.

16.2
The parties irrevocably agree that the courts having jurisdiction over London, England, shall have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement ("Proceedings") may be brought in such courts.

16.3
The parties irrevocably waive any and all rights to require that any Proceedings be heard by a jury, and also irrevocably waive any objection which they may have now or hereafter to the laying of any Proceedings in any such court as is referred to in Clause 16.2 and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably agree that a judgement in any Proceedings brought in any court referred to in Clause 16.2 shall be conclusive and binding upon them and may be enforced in the courts of any other jurisdiction.

Each of the parties hereby consents generally in respect of any Proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

16.4
Any provision of this Sale Agreement that may be prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only, without invalidating the remaining provisions hereof in such jurisdiction and without invalidating any of the provisions hereof in any other jurisdiction.

16.6
ACY and ADRIA will promptly, at any time and from time to time, execute and deliver to each other, such further instruments and documents, and take such further action, as ACY and ADRIA, as the case may be, may from time to time reasonably request and which is necessary to carry out this Sale Agreement and to establish and protect the rights, interests, and remedies created in favor of ACY and ADRIA.

16.7
This Sale Agreement is the complete and exclusive statement of the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, agreements, representations, statements, negotiations, and undertakings between the parties hereto with respect to the subject matter hereof.

16.8
ACY and ADRIA each hereby represent to the other that it has not directly or indirectly employed or otherwise procured any broker in connection with the sale of the Aircraft hereunder for whose compensation any of the other parties is responsible or liable.  Each party agrees to pay, indemnify, and hold harmless the other from and against any and all liabilities, losses, costs, damages, claims and expenses, (including attorneys’ fees and litigation costs) the other shall ever suffer, incur, or be threatened with because of any claim by any broker or agent claiming by, through, and under the indemnifying party, whether or not meritorious, for any fee, commission, or other compensation with respect to the purchase, sale and leaseback of the Aircraft.

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IN WITNESS whereof the parties hereto have entered into this Agreement the day and year first above mentioned.

SIGNED for and on behalf of
ADRIA AIRWAYS D.D.

By:             ____________________________

Name:             Mark Anžur

Its:             President of Management Board & CEO

SIGNED for and on behalf of
AEROCENTURY CORP.

By:             ____________________________

Name:        ____________________________

Its:             ____________________________

Schedule 1

Description of Aircraft

AIRCRAFT TECHNICAL SPECIFICATION

Exhibit A

Bill of Sale

Adria Airways d.d., a Slovenia corporation with its principal office at Zg. Brnik 130h, SI-4210 Brnik - Aerodrom, Slovenia ("ADRIA") is the owner of the full legal and beneficial title to the following described aircraft and engines described below (hereinafter, collectively, referred to as the "Aircraft"):

(1) one Bombardier CRJ900LR Aircraft S/N 15129

(2) two engines General Electric model CF34-8C5 engines bearing the following manufacturer’s serial numbers: 194585 and 194584;

(3)  all appliances, parts, accessories, appurtenances, instruments, components and other items of equipment which are installed or incorporated in or on the aircraft and engines described in (1) and (2) above; and

(4) the Aircraft Documents.

For and in consideration of the payment of the Purchase Price under the Aircraft Sale Agreement dated as of ___________, 2014, (the “Sale Agreement”) between ADRIA and AeroCentury Corp., a United States, State of Delaware corporation, having its principal place of business at 1440 Chapin Ave. Suite 310, Burlingame, California 94010, USA (“ACY”), ADRIA as of the ____ day of December 2014, at _________ PDT, grants, conveys, transfers, assigns, bargains and sells, delivers and sets over, all of ADRIA's right, title and interest in and to the Aircraft, unto ACY and ACY accepts such transfer of title.

This Bill of Sale is first executed and delivered to ACY by ADRIA pursuant to the terms of the Sale Agreement and capitalized terms not otherwise defined herein shall be as defined in the Sale Agreement.

ADRIA hereby warrants to ACY, its successors and permitted assigns, that there is hereby conveyed to ACY, all legal and beneficial title, and good and marketable title to the Aircraft free and clear of any Liens; provided, however, ADRIA shall have no responsibility for and does not warrant that the Aircraft is free of Lessor Liens created by or through ACY.  ADRIA agrees with ACY and its successors and permitted assigns that ADRIA will warrant and defend such title forever against all claims and demands whatsoever.

IN WITNESS WHEREOF, ADRIA and ACY have caused this instrument to be executed by their duly authorized officers as of this ___ day of December, 2014

SIGNED and DELIVERED
on behalf of
Adria Airways d.d.

By:             ____________________________

Name:             ____________________________

Its:             ____________________________

ACCEPTED and AGREED:
On behalf of
AeroCentury Corp.

By:             ____________________________

Name:             ____________________________

Its:             ____________________________

EXHIBIT B

CROSS RECEIPT AND ACCEPTANCE CERTIFICATE

1.  AeroCentury Corp., a United States Delaware corporation (“Purchaser”) hereby acknowledges that on this ____ day of December, 2014 at ________ o’clock __. M. _______ time, Purchaser did receive and accept delivery from Adria Airways (“Seller”) of:

One used Bombardier CRJ900RL airframe, manufacturer’s Serial No. 15129, and Slovenia Registration No. S5-AAL together with two General Electric model CF34-8C5 engines, bearing manufacturer’s Serial Numbers 194584 and 194585

Together with all the appliances, accessories, parts, instruments, modules, components, radar, radio and other items of equipment on such airframe, engines, and landing gear, and all available manuals and records of maintenance and repair thereof as further described in the attached descriptions and specifications (collectively, the “Aircraft”), at ________, ________pursuant to the terms of that certain Aircraft Sale Agreement (the “Sale Agreement”) dated as of December ___, 2014.

Purchaser acknowledges that the Aircraft is in compliance with the Sale Agreement, has been fully inspected by Purchaser, and is in all respects acceptable to Purchaser.

2.   Seller hereby acknowledges receipt from Purchaser of the full Purchase Price as required under Section 3 of the Sale Agreement.

3.   Seller and Purchaser acknowledge that: (a) Attachment A sets forth the Aircraft specification and MRB status as of Delivery; Attachment B contains the Aircraft equipment serialization List by ATA; Attachment C contains the Loose equipment list that are purchased along with the Aircraft at Delivery; and Attachment D sets forth the Records Inventory for the Aircraft, comprised of the records delivered to Seller upon its purchase of the Aircaft plus new Seller records since acquisition.

Executed as of the time and date first shown above.

AEROCENTURY CORP                                                                           ADRIA AIRWAYS d.d.

BY: __________________                                                                                     BY:______________________

TITLE:________________                                                                                     TITLE:____________________

ATTACHMENTS TO CROSS RECEIPT

A - Aircraft specification and MRB status
B -  Aircraft equipment serialization List by ATA
C-	Loose equipment list
D-	Records Inventory (delivered to ADRIA plus new ADRIA records)